Exhibit 99.B (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Series Fund, Inc.

We consent to the use of our report dated July 29, 2008, incorporated herein by reference, to ING Growth and Income Fund and ING Small Company Fund, each a series of ING Series Fund, Inc., and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

June 11, 2009